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                                                                    Exhibit 99.2

                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  Andrew P. Blocher
                  For institutional investors
                  (301) 231-0371
                  James T. Pastore                   FOR IMMEDIATE RELEASE
                  For news media
                  (202) 546-6451

              CRIIMI MAE FILES AMENDED JOINT PLAN OF REORGANIZATION
                            AND DISCLOSURE STATEMENT

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ROCKVILLE, MD, December 23, 1999 - CRIIMI MAE Inc. (NYSE:CMM) and its affiliates
CRIIMI MAE Holdings II, L.P. and CRIIMI MAE Management, Inc. today filed their Amended Joint Plan of Reorganization (the "Plan") and proposed Disclosure Statement with the United States Bankruptcy Court, District of Maryland, Greenbelt Division (the "Bankruptcy Court"). The Plan was filed with the full support of the Official Committee of Equity Security Holders, which is a co-proponent of the Plan. Merrill Lynch Mortgage Capital Inc. ("Merrill Lynch") and German American Capital Corporation ("GACC"), two of the Company's largest secured creditors, would provide exit financing under the Plan as part of the recapitalization of the Company.

The Plan contemplates total recapitalization financing aggregating at least $873 million (the "Recapitalization Financing"). Under the amended Plan, Merrill Lynch and GACC would remain secured creditors and would provide a significant portion of CRIIMI MAE's Recapitalization Financing. Additional Recapitalization Financing would be obtained from other existing debtholders and from the sale of the same commercial mortgage-backed securities ("CMBS") that were to be sold pursuant to the Joint Plan of Reorganization filed by CRIIMI MAE and its affiliates with the Bankruptcy Court on September 22, 1999. CRIIMI MAE and its affiliates may seek new equity capital from one or more investors although new equity is not required to fund the Plan.

The Company is filing a Form 8-K with the Securities and Exchange Commission, which will include the Plan and proposed Disclosure Statement as exhibits. The Company's proposed Disclosure Statement is subject to approval by the Bankruptcy Court after notice and a hearing. No date has yet been set for a disclosure statement hearing.


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On December 20, 1999, the Official Committee of Unsecured Creditors of CRIIMI
MAE Inc. filed its own plan of reorganization and proposed disclosure statement which, in general, provide for the liquidation of the assets of the Company and its debtor affiliates through the use of various liquidating trusts which would be controlled by representatives of various holders of claims.

The above discussion of the plans is qualified in their entirety by reference to the entire plans.

On October 5, 1998, the Company and two affiliates filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Before filing for reorganization, the Company had been actively involved in acquiring, originating, securitizing and servicing multi-family and commercial mortgages and mortgage related assets throughout the United States. Since filing for Chapter 11 protection, CRIIMI MAE has suspended its loan origination, loan securitization and CMBS acquisition businesses. The Company continues to hold a substantial portfolio of subordinated CMBS and, through its servicing affiliate, acts as a servicer for its own as well as third party securitizations.

More information on CRIIMI MAE is available on its web site -
WWW.CRIIMIMAEINC.COM - or for investors, call Susan Railey, 301-468-3120, for institutional investors, call Andy Blocher 301-231-0371 or for news media, call Jim Pastore, 202-546-6451.

Note: Except for historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued instability of the capital markets, the ability of the Company to obtain and complete reorganization financing, including but not limited to its restructured debt and the sale of selected CMBS to a party or parties for sufficient proceeds, the ability to obtain new equity should it be determined by the Company to proceed with new equity as part of the Plan, the ability of relevant parties to finalize and execute the constituent documents called for by the Plan, the ability to obtain bankruptcy court approval of a disclosure statement, the possible confirmation of an alternative plan of reorganization filed by the Official Committee of Unsecured Creditors of CRIIMI MAE Inc. or any other party in interest, the trends in the CMBS market, competitive pressures, the effect of future losses on CRIIMI MAE's need for liquidity, confirmation and effectiveness of the Company's Plan, the effects of the bankruptcy proceeding on CRIIMI MAE's ongoing business, the actions of CRIIMI MAE's creditors and equity security holders, and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth from time to time in CRIIMI MAE's SEC reports, including its report on Form 10-K for the year ended December 31, 1998 and its Form 10-Q for the quarter ended September 30, 1999.

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